UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026 (February 25, 2026)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard

On February 25, 2026, Ensysce Biosciences Inc. (the “Company”) received a notice (the “Deficiency Letter”) from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the bid price for the Company’s common stock had closed below $1.00 per share for the previous 30 consecutive business days. Nasdaq requires that Ensysce common stock have a minimum bid price of at least $1 per share (the “Minimum Bid Price”).

In accordance with Nasdaq listing rule 5810(c)(3)(A), the Company has 180 calendar days, or until August 24, 2026, to regain compliance. The Deficiency Letter states that to regain compliance, the bid price for the Company’s common stock must close at the Minimum Bid Price for a minimum of ten consecutive business days during the compliance period ending August 24, 2026. The Deficiency Letter states that the Nasdaq staff may require a longer period for compliance with the Minimum Bid Price in some circumstances, but generally not more than 20 consecutive business days.

With respect to the Minimum Bid Price, if the Company does not regain compliance by August 24, 2026, the Deficiency Letter states that the Company may be granted additional time by Nasdaq staff if the Company satisfies all other initial listing standards and continuing listing standards and provides written notice of its intention to cure the deficiency during a second compliance period of up to 180 days. If Nasdaq staff determines that the Company will not be able to cure the deficiency or is otherwise ineligible, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a Nasdaq hearings panel. There can be no assurance that additional time will be granted or that an appeal would be successful. Also, there can be no assurance that any steps the Company takes to regain compliance will not negatively impact the market value of our common stock.

The Company intends to actively monitor the closing bid price for the Company’s common stock between now and August 24, 2026 and may, if appropriate, evaluate available options to resolve the deficiency and regain compliance with the Minimum Bid Price requirement.

The Deficiency Letter has no immediate effect on the listing of the Company’s common stock, and the Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol “ENSC.”

While the Company is exercising diligent efforts to maintain the listing of its common stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with all of Nasdaq’s listing requirements and standards. If we do not meet those obligations, Nasdaq could delist our common stock. If delisting occurs, it could be more difficult to buy or sell our securities and to obtain accurate quotations, and the price of our common stock could suffer a material decline. In addition, a delisting would impair our ability to raise capital through the public markets, could deter broker-dealers from making a market in or otherwise seeking or generating interest in our securities and might deter certain institutions and persons from investing in our securities. Any of these could negatively impact our financial condition or our ability to operate our business and maintain adequate capital.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2026

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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